EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3, No. 333-134768) and related Prospectus of eDiets.com, Inc. for the registration of 5,821,602 shares of its common stock and to the incorporation by reference therein of our report dated May 31, 2006 with respect to the financial statements of Nutrio.com, Inc., for the years ended December 31, 2005 and 2004, which are included in its Form 8-K/A filed with the Securities and Exchange Commission.

July 6, 2006

2401 NW Boca Raton Boulevard  ♦  Boca Raton, FL 33431-6632  ♦  t: 561.367.1040  ♦  f: 561.750.3236

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